Exhibit 99.2
LIFEVANTAGE CEO TO FOCUS EXCLUSIVELY ON RAPIDLY GROWING NETWORK MARKETING CHANNEL
Brown Makes Announcement at Largest Ever Gathering of Company Distributors After Company
Reports Anticipated Record Net Revenue and Profitability
San Diego, CA, January 21, 2011, LifeVantage Corporation (OTCBB: LFVN), the maker of science-based solutions to oxidative stress, announced that the Board of Directors and CEO David Brown have agreed to focus all of his efforts on continuing the rapid expansion of the Company’s network marketing channel. Brown made the announcement before over 1,000 enthusiastic distributors gathered at the Company’s Elite Academy in San Diego. He will work with a search committee to recommend a successor to assume corporate CEO and President responsibilities while Brown retains the title of CEO and President of the network marketing operations. “Given the tremendous growth and momentum we have generated and the continued opportunity before us, I believe, as does the Board, that I can bring more value to shareholders by focusing solely on continued revenue and growth,” Brown said. Brown will continue to serve as corporate CEO and President until a successor is named and will continue to occupy a position on the Board.
LifeVantage recently announced that it anticipates reporting its highest net revenue to date of approximately $7.4 million for the three month period ended December 31, 2010, an increase of approximately $1.0 million or 15% over net revenue of $6.4 million reported in the previous three month period ended September 30, 2010, and an approximate $4.9 million or 196% increase in net revenue over the $2.5 million net revenue reported for the same quarter last year.
Along with recording net revenue of $7.4 million, the Company also anticipates operating income of at least $500,000 in the second fiscal quarter 2011. Operating income of $500,000 would generate nearly a 7% operating profit margin, compared to an operating loss of $2.7M for the same quarter last year.
“We are pleased to announce that we are exceeding our previous guidance and anticipate reporting our highest quarterly net revenue to date,” stated Brown. ““These results reflect the continued growth we have seen from both the U.S. and Japanese markets. We’d like to thank all of our distributors, customers and employees responsible for these record results.”
About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB:LFVN.OB — News), science-based, nutraceutical company dedicated to helping people reach their health and wellness goals while creating business opportunities. Founded in 2003 and based in San Diego, CA, LifeVantage currently offers two anti-aging and wellness products: Protandim®, a dietary supplement that combats oxidative stress, and LifeVantage TrueScience™ Anti-Aging Cream, a scientifically-based skin care product. For more information, visit www.LifeVantage.com.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ‘believes,’ ‘anticipates,’ ‘intends,’ ‘expects,’ ‘plans,’ ‘seeks’ and similar references to the future. Examples of forward-looking statements include, but are not limited to, statements we make regarding our plans with respect to the hiring of a new Chief Executive Officer, management roles and responsibilities, anticipated results of operations and future growth. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the risk factors contained in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
Investor Relations Contact:
Ioana C. Hone
(858) 312-8000 Ext. 4
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